[FINPRO LETTERHEAD LOGO]                  26 Church Street o P.O. Box 343
                                          Liberty Corner, NJ  07938
                                          (908) 604-9336 o (908) 604-5951 (FAX)
                                          finpro@cybernex.net o www.finpronj.com

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August 21, 1998



Board of Directors
Community Savings Bankshares, Inc.
660 U.S. Highway 1
North Palm Beach, Florida  33408

Dear Board Members:


We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro) in the Form S-1 Registration Statement and Amendments thereto of Community Savings Bankshares, Inc. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by ComFed, M.H.C. and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of Community Savings Bankshares, Inc. provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1 and any amendments thereto.



                                   Very Truly Yours,



                                   /s/ DONALD J. MUSSO
                                   -------------------------
                                       Donald J. Musso

Liberty Corner, New Jersey
August 21, 1998